                                                                    EXHIBIT 4(e)





--------------------------------------------------------------------------------



                            AMENDED AND RESTATED

                        PASS THROUGH TRUST AGREEMENT

                      Dated as of ___________ __, 199_


                                    among


                           CMS ENERGY CORPORATION


                                     and


                          WILMINGTON TRUST COMPANY

                                 as Trustee


                                     and




                             CERTIFICATE HOLDERS





                   CMS Energy X-TRAS Pass Through Trust I


                  ____% Series I Pass Through Certificates







--------------------------------------------------------------------------------

Reconciliation and tie between CMS Energy X-TRAS Pass Through Trust Agreement, dated as of ___________ __, 1998, and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.



      Trust Indenture Act                               Pass Through Trust
        of 1939 Section                                 Agreement Section
-------------------------------                   ------------------------------

   310(a)(1)                                                  7.08
      (a)(2)                                                  7.08
   312(a)                                               3.05; 8.01; 8.02
   313(a)                                                     8.03
   314(a)                                                8.04(a) - (c)
      (a)(4)                                                8.04(d)
      (c)(1)                                                  1.02
      (c)(2)                                                  1.02
      (d)(1)                                              7.13; 11.01
      (d)(2)                                              7.13; 11.01
      (d)(3)                                                  2.01
      (e)                                                     1.02
   315(b)                                                     7.02
   316(a)(last sentence)                                    1.04(c)
      (a)(1)(A)                                               6.04
      (a)(1)(B)                                               6.05
      (b)                                                     6.06
      (c)                                                   1.04(d)
   317(a)(1)                                                  6.03
      (b)                                                     7.13
   318(a)                                                    12.06

                              TABLE OF CONTENTS



        Section                                                                     Page

                                  ARTICLE I

                                 DEFINITIONS

        1.01.  Interpretation and Definitions                                          2
        1.02.  Compliance Certificates and Opinions                                   11
        1.03.  Form of Documents Delivered to Trustee                                 12
        1.04.  Directions of Certificateholders                                       12

                                 ARTICLE II

                         ESTABLISHMENT OF THE TRUST,
                     ORIGINAL ISSUANCE OF CERTIFICATES,
               ACQUISITION OF X-TRAS, SALE OF EXTENSION OPTION

        2.01.  Name                                                                   14
        2.02.  Office of the Trustee; Principal Place of Business                     14
        2.03.  Issuance of Certificates; Acquisition of X-TRAS; Sale of Extension
                 Option                                                               14
        2.04.  Declaration of Trust                                                   15
        2.05.  Authorization to Enter Into Certain Transactions                       15

                                 ARTICLE III

                              THE CERTIFICATES

        3.01.  Title, Form, Denomination and Execution of Certificates                19
        3.02.  Restrictive Legends                                                    19
        3.03.  Authentication of Certificates                                         20
        3.04.  Transfer and Exchange                                                  21
        3.05.  Book-Entry Provisions for the Global Certificate                       21
        3.06.  Special Transfer Provisions                                            22
        3.07.  Mutilated, Destroyed, Lost or Stolen Certificates                      23
        3.08.  Persons Deemed Owners                                                  24
        3.09.  Cancellation                                                           24
        3.10.  Temporary Certificates                                                 24
        3.11.  Limitation of Liability for Payments                                   25

        Section                                                                     Page
        -------                                                                     ----

                                 ARTICLE IV

                        DISTRIBUTIONS; STATEMENTS TO
           CERTIFICATEHOLDERS; PAYMENTS TO EXTENSION OPTION BUYER

        4.01.  Certificate Account and Special Payments Account                       25
        4.02.  Distributions from Certificate Account and Special Payments Account    26
        4.03.  Statements to Certificateholders                                       28
        4.04.  Investment of Special Payment Moneys                                   29
        4.05.  Payments from ISDA Payment Account                                     29

                                  ARTICLE V

                                 THE COMPANY

        5.01.  Maintenance of Corporate Existence                                     29
        5.02.  Consolidation, Merger, Etc.                                            29
        5.03.  Change in Control                                                      30
        5.04   Excess Proceeds of Asset Sales                                         33

                                 ARTICLE VI

                                   DEFAULT

        6.01.  Events of Default                                                      35
        6.02.  Incidents of Sale of the X-TRAS                                        36
        6.03.  Judicial Proceedings Instituted by Trustee                             37
        6.04.  Control by Certificateholders                                          37
        6.05.  Waiver of Past Defaults                                                38
        6.06.  Right of Certificateholders to Receive Payments Not to Be Impaired     39
        6.07.  Certificateholders May Not Bring Suit Except Under Certain Conditions  39
        6.08.  Remedies Cumulative                                                    39

                                 ARTICLE VII

                                 THE TRUSTEE

        7.01.  Certain Duties and Responsibilities                                    40
        7.02.  Notice of Defaults                                                     40
        7.03.  Certain Rights of Trustee                                              41
        7.04.  Not Responsible for Recitals or Issuance of Certificates               42
        7.05.  May Hold Certificates                                                  42
        7.06.  Money Held in Trust                                                    42

        Section                                                                     Page
        -------                                                                     ----
        7.07.  Compensation and Reimbursement                                         43
        7.08.  Corporate Trustee Required; Eligibility                                43
        7.09.  Resignation and Removal; Appointment of Successor                      44
        7.10.  Acceptance of Appointment by Successor                                 45
        7.11.  Merger, Conversion, Consolidation or Succession to Business            46
        7.12.  Maintenance of Agencies                                                46
        7.13.  Money for Certificate Payments to Be Held in Trust                     47
        7.14.  [Intentionally Omitted]                                                48
        7.15.  Representations and Warranties of Trustee                              48
        7.16.  Withholding Taxes; Information Reporting                               49

                                ARTICLE VIII

              CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

        8.01.  The Company to Furnish Trustee with Names and Addresses of
                 Certificateholders                                                   49
        8.02.  Preservation of Information; Communications to Certificateholders      50
        8.03.  Reports by Trustee                                                     50
        8.04.  Reports by the Company                                                 50

                                 ARTICLE IX

                           SUPPLEMENTAL AGREEMENTS

        9.01.  Supplemental Agreements Without Consent of Certificateholders          51
        9.02.  Supplemental Agreements with Consent of Certificateholders             52
        9.03.  Documents Affecting Immunity or Indemnity                              53
        9.04.  Execution of Supplemental Agreements                                   53
        9.05.  Effect of Supplemental Agreements                                      54
        9.06.  Conformity with Trust Indenture Act                                    54
        9.07.  Reference in Certificates to Supplemental Agreements                   54

                                  ARTICLE X

                           AMENDMENTS TO INDENTURE

        10.01.  Amendments and Supplements to Indentures                              54

        Section                                                                     Page
        -------                                                                     ----

                                 ARTICLE XI

             PAYMENT OF FINAL DISTRIBUTION; TERMINATION OF TRUST

        11.01.  Payment of Final Distribution                                         55
        11.02.  Termination of the Trust                                              59

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

        12.01.  Limitation on Rights of Certificateholders                            60
        12.02.  Certificates Nonassessable and Fully Paid                             60
        12.03.  Notices                                                               60
        12.04.  Governing Law                                                         62
        12.05.  Severability of Provisions                                            62
        12.06.  Trust Indenture Act Controls                                          62
        12.07.  Effect of Headings and Table of Contents                              62
        12.08.  Successors and Assigns                                                62
        12.09.  Benefits of Agreement                                                 62
        12.10.  Legal Holidays                                                        62
        12.11.  Counterparts                                                          63
        12.12.  Acceptance of Terms of This Agreement and Indenture                   63





Exhibit A - Form of Certificate

                             AMENDED AND RESTATED
                         PASS THROUGH TRUST AGREEMENT



         This AMENDED AND RESTATED PASS THROUGH TRUST AGREEMENT, dated as of _______ __, 1998, among CMS ENERGY CORPORATION, a Michigan corporation, WILMINGTON TRUST COMPANY, a Delaware banking corporation, and the several Certificateholders, as hereinafter defined, is made with respect to the formation of CMS Energy X-TRAS_ Pass Through Trust I and the issuance of ____% CMS Energy X-TRAS_ Pass Through Certificates representing fractional undivided interests in the Assigned Trust Property (as defined herein).


                                  WITNESSETH:


         WHEREAS, the Company will issue pursuant to an Indenture X-TRAS (as defined herein) in an aggregate principal amount of [$150,000,000];

         WHEREAS, CMS Energy X-TRAS Pass Through Trust I, a business trust under the Business Trust Act, has been established pursuant to a Trust Agreement dated as of November 21, 1997 between the Company and the Trustee and a Certificate of Trust filed with the Secretary of State of the State of Delaware on November 21, 1997;

         WHEREAS, all Certificates to be issued by the Trust will evidence fractional undivided interests in the Trust, will convey rights, benefits or interests in respect of the Assigned Trust Property and will convey no rights, benefits or interests in respect of the Excluded Trust Property;


         WHEREAS, pursuant to the terms and conditions of this Agreement, the Trust shall purchase X-TRAS having the same interest rate as, and initial maturity date not later than the final Regular Distribution Date of, the Certificates issued hereunder and shall hold such X-TRAS in trust for the benefit of the Certificateholders;


         WHEREAS, to facilitate the sale of X-TRAS to, and the purchase of X-TRAS by, the Trust, the Company has duly authorized the execution and delivery of this Agreement as the "issuer", as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, of the Certificates to be issued pursuant hereto and as the "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the ongoing fees and expenses of the Trustee;

         WHEREAS, all of the conditions and requirements necessary to make this Agreement, when duly executed and delivered, a valid, binding and legal instrument, enforceable in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Agreement in the form and with the terms hereof have been in all respects duly authorized;


         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

         Section 1.01. Interpretation and Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or by the rules promulgated under the Trust Indenture Act, have the meanings assigned to them therein;

         (3) all references in this Agreement to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Agreement;

         (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision; and

         (5) unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".


         Affiliate: Means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For purposes of this definition, "control" means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agent Members:  Has the meaning specified in Section 3.05.


         Applicable Discount: [Means the discount from par at which the Certificates are sold, determined on the basis of the number of basis points used in calculating the option premium paid by the Extension Option Buyer pursuant to the ISDA Master Agreement.]



         Assigned Trust Property: Means (i) the X-TRAS held as the property of the Trust and all monies at any time paid thereon and all monies due and to become due thereunder (other than any monies paid thereon or due or to become due thereunder in respect of the ISDA Amount) and (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account.


         Authorized Agent: Means any Paying Agent or Registrar for the Certificates.

         Avoidable Tax:  Means a state or local tax (i) upon (w) the Trust,
    (x) the Assigned Trust Property, (y) Certificateholders or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Company, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company shall agree to pay, and shall pay, such tax.

         Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in ______, ______, New York, New York, or, so long as any Certificate is outstanding, the city and state in which the Trustee or the Indenture Trustee maintains its Corporate Trust Office or receives and disburses funds.


         Business Trust Act: Means Chapter 38 of Title XII of the Delaware Code, 12 Del. C. Section 3801 et seq. as it many be amended from time to time, or any successor legislation.



         Calculation Agent: Means the Calculation Agent under the ISDA Master Agreement, which initially shall be Morgan Stanley Capital Services, Inc., and shall include any successor thereunder.


         Certificate: Means any one of the Certificates and any such Certificates issued in exchange therefor or replacement thereof pursuant to this Agreement.

         Certificate Account: Means the account or accounts created and maintained pursuant to Section 4.01(a).

         Certificateholder or Holder: Means the Person in whose name a Certificate is registered in the Register.


         Certificates: Means the certificates issued and authenticated hereunder substantially in the form of Exhibit A hereto.


         Change in Control:  Shall have the meaning set forth in the Indenture.

         Change in Control Purchase Date: Shall have the meaning set forth in Section 5.03 of this Agreement.

         Code:  Mean the Internal Revenue Code of 1986, as amended.

         Company: Means CMS Energy Corporation, a Michigan corporation, or its successor in interest pursuant to Section 5.02, or any other obligor (within the meaning of the Trust Indenture Act) with respect to the Certificates.

         Corporate Trust Office: With respect to the Trustee or the Indenture Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

         Depositary: Means The Depository Trust Company, its nominees and their respective successors.

         Direction:  Has the meaning specified in Section 1.04(a).

         Distribution Date: Means any Regular Distribution Date or Special Distribution Date.


         ERISA: Means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.


         Event of Default: Means an Indenture Default under the Indenture pursuant to which X-TRAS held by the Trust were issued.

         Excess Proceeds:  Shall have the meaning set forth in the Indenture.

         Excess Proceeds Offer:  Means an offer made by the Company under
    Section 4.05 of the Indenture.

         Exchange Act: Means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

         Excluded Trust Property: Means all rights of the Trust and the Trustee under the ISDA Master Agreement and (solely with respect to obligations relating to payment of the ISDA Amount) as a holder of X-TRAS under the Indenture, including, without limitation, (i) all rights to receive certain payments under the ISDA Master Agreement and (solely with respect to obligations relating to payment of the ISDA Amount) as a holder of X-TRAS under the Indenture and (ii) all monies paid to the Trustee on behalf of the Trust by the Extension Option Buyer pursuant to the ISDA Master Agreement and by the Company (solely with respect to obligations relating to payment of the ISDA Amount) pursuant to the Indenture.


         Exercise Date:  Means the 90th day prior to the Final Distribution
    Date.



         Extension Notice: Means the notice required to be delivered by the Extension Option Buyer to the Company, the Trustee and the Indenture Trustee in the event that the Extension Option is exercised.



         Extension Option: Means the option sold by the Trust and purchased by the Extension Option Buyer under the ISDA Master Agreement.


         Extension Option Buyer:  Means Morgan Stanley Capital Services, Inc.


         Final Distribution: Means, with respect to the X-TRAS, the final distribution paid to Certificateholders in respect of the principal and accrued interest on the X-TRAS in accordance with Section 11.01.


         Final Distribution Date: Means the date on which the Final Distribution is paid to Certificateholders pursuant to Section 11.01.

         Fractional Undivided Interest: Means the fractional undivided interest in the Trust (to the extent of the Assigned Trust Property) that is evidenced by a Certificate.

         Global Certificate:  Has the meaning specified in Section 3.01.

         Global Certificates:  Has the meaning assigned to such term in
    Section 3.01.


         ISDA Amount: Means such amount as is required to be paid under the ISDA Master Agreement in accordance with the terms thereof.

         ISDA Master Agreement: Means the ISDA Master Agreement, Schedule and Confirmation dated as of ______ __, 1998 entered into by the Trust and the Extension Option Buyer, as amended from time to time.

         ISDA Payment: Means any payment made by the Company under the Indenture in respect of any ISDA Amount which may be due under the provisions thereof.

         ISDA Payment Account: Means the account or accounts created and maintained pursuant to Section 4.01(d).


         ISDA Stated Maturity: Shall have the meaning set forth in the Indenture.


         Indenture: Means the Indenture dated as of September 15, 1992 as supplemented by the Sixth Supplemental Indenture, dated as of ________ __, 1998, between the Company and NBD Bank, a Michigan banking corporation (formerly known as NBD Bank, National Association), as Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms in respect of the series of securities issued thereunder known as X-TRAS.

         Indenture Default: With respect to any Indenture, means any Event of Default (as such term is defined in such Indenture).

         Indenture Trustee: With respect to any X-TRAS or the Indenture, means the bank or trust company designated as indenture trustee under such Indenture, together with any successor to such Indenture Trustee appointed pursuant thereto.

         Initial Regular Distribution Date: Means the first Regular Distribution Date on which a Scheduled Payment is to be made.

         Initial Stated Maturity: Shall have the meaning set forth in the Indenture.


         Institutional Accredited Investor: Means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.


         Issuance Date:  Means the date of the issuance of the Certificates.

         1940 Act: Means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         Officer's Certificate: Means a certificate signed (a) in the case of the Company, by (i) the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or the Treasurer of the Company, signing alone, or (ii) any Vice President of the Company signing together with the Secretary, the Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company or (b) in the case of the Indenture Trustee, by a Responsible Officer of such Indenture Trustee, as the case may be.


         Opinion of Counsel:  Means a written opinion of legal counsel who
    (a) in the case of counsel for the Company, may be (i) a senior attorney of the Company one of whose principal duties is furnishing advice as to legal matters or (ii) such other counsel designated by the Company and reasonably acceptable to the Trustee and (b) in the case of counsel for the Indenture Trustee, may be such counsel as may be designated by it whether or not such counsel is its employee, and who shall be reasonably acceptable to the Trustee.

         Outstanding: When used with respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement, except:

              (i) Certificates theretofore cancelled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

              (ii) Certificates for which money in the full amount required to make the final distribution with respect to such Certificates pursuant to Section 11.01 hereof has been theretofore deposited with the Trustee in trust for the Holders of such Certificates as provided in Section 4.01 pending distribution of such money to such Certificateholders pursuant to payment of such final distribution;
         and


              (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement.


         Paying Agent: Means the paying agent maintained and appointed for the Certificates pursuant to Section 7.12.


         Permitted Investments: Means obligations of the United States of America or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States of America and which mature in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date or the Final Distribution on the Final Distribution Date.

         Person: Means any person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.


         Purchase Agreement: Means the Purchase Agreement dated as of __________, 1998 by and among the Underwriters, the Company and the Trust.


         Purchase Date: Means the date of purchase of the X-TRAS by the Trust and of the Certificates by the Underwriters.

         QIB:  Means a qualified institutional buyer as defined in Rule 144A.


         Record Date: Means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, the first day of the calendar month in which such Regular Distribution Date occurs (whether or not a Business Day) preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.


         Register and Registrar: Mean the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.12.

         Regular Distribution Date: With respect to distributions of Scheduled Payments in respect of the Certificates, means each date designated as a Regular Distribution Date in this Agreement, until payment of all the Scheduled Payments to be made under the X-TRAS held in the Trust have been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.


         Remarketing Agent: Means Morgan Stanley & Co. Incorporated or such other investment banking institution as shall be selected in accordance with Section 10.02 of the Indenture in connection with a remarketing of the X-TRAS.


         Remarketing Deadline: Means the fifteenth day prior to the Final Distribution Date or such earlier date as may be mutually agreed by the Company, the Indenture Trustee, the Trustee and the Extension Option Buyer.

         Remarketing Procedure: Shall have the meaning set forth in Section 11.01(a) hereof.

         Required Remarketing Proceeds:  Shall have the meaning set forth in
    Section 11.01(a) hereof.

         Responsible Officer: With respect to the Trustee and the Indenture Trustee means any officer in the Corporate Trust Office of the Trustee or Indenture Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.


         Rule 3a-7: Means Rule 3a-7 under the 1940 Act and any successor rule thereto.


         Rule 144A: Means Rule 144A under the Securities Act and any successor rule thereto.

         Scheduled Payment: With respect to any X-TRAS, means any payment of principal and interest on such X-TRAS (other than any such payment which is not in fact received by the Trustee within five Business Days of the date on which such payment is scheduled to be made) due from the obligor thereon, which payment represents the repayment of principal at the stated maturity of such repayment of principal on such X-TRAS, the payment of regularly scheduled interest accrued on the unpaid principal amount of such X-TRAS, or both; provided that any payment of principal, premium, if any, or interest resulting from (i) the redemption or purchase of any X-TRAS (other than pursuant to the FD Redemption Option) or (ii) the acceleration of the X-TRAS pursuant to the terms of the Indenture shall not constitute a Scheduled Payment.


         SEC: Means the Securities and Exchange Commission, as from time to time constituted or created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.


         Securities Act: Means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

         Settlement Date: Means the settlement date under the ISDA Master Agreement.

         Special Distribution Date: Means each date on which a Special Payment made under clause (i) (to the extent of a redemption of all of the X-TRAS) and (iv) of the definition thereof is to be distributed to the Certificateholders as specified in this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.


         Special Payment: With respect to any X-TRAS, means (i) any payment of principal, the Applicable Premium and interest resulting from the redemption of any X-TRAS by the Company pursuant to its exercise of the Early Redemption Option pursuant to Section 7.01(b) of the Indenture,
    (ii) any payment of principal, premium, if any, and interest resulting from the repurchase of any X-TRAS by the Company pursuant to a Certificateholder's exercise of its right, in the event of a Change in Control, to direct the Trustee to require the Company to repurchase all or any part of the X-TRAS beneficially owned by such Certificateholder,
    (iii) any payment of principal and interest resulting from the repurchase by the Company of any X-TRAS beneficially owned by a Certificateholder that has presented for cancellation all or a portion of its Certificates within the time period required to accept an Excess Proceeds Offer made in compliance with Section 4.05 under the Indenture, (iv) any payment of principal and interest resulting from the acceleration of the stated maturity of the X-TRAS following an Indenture Event of Default, and (v) any other payment (other than a Scheduled Payment) in respect of, or any proceeds of, any X-TRAS.


         Special Payments Account: Means the account or accounts created and maintained pursuant to Section 4.01(b).


         Specified Investments: Means (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Ratings Group, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $100,000,000, which banks or their holding companies have a short-term deposit rating of P1 by Moody's Investors Service, Inc. or its equivalent by Standard & Poor's Ratings Group; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $100,000,000 with respect to any of the obligations described in clauses (i) through (iv) above as collateral; provided further that if all of the above investments are unavailable, all amounts to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above.


         Subsidiary: Means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.


         Trust: Means the Delaware business trust created by this Agreement, the estate of which consists of the Assigned Trust Property and the Excluded Trust Property.

         Trust Indenture Act: Except as otherwise provided in Section 9.06, means the United States Trust Indenture Act of 1939 as in force at the date hereof.

         Trustee: Means Wilmington Trust Company, or its successor in interest, and any successor or other trustee appointed as provided herein.


         Underwriters: Means Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, Donaldson Lufkin & Jenrette Securities Corporation and Goldman Sachs & Co.


         X-TRAS: Means Extendible Tenor Rate-Adjusted Securities, as issued by the Company pursuant to the Indenture.

         X-TRAS Paying Agent: Means the paying agent maintained and appointed for the X-TRAS pursuant to the Indenture (which initially shall be the Indenture Trustee).

         Certain terms, used principally in Articles V and XI of this Agreement, are defined in those Articles.

         Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company or the Indenture Trustee to the Trustee to take any action under any provision of this Agreement, the Company or the Indenture Trustee, as the case may be, shall furnish to the Trustee (i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.


         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to Section 8.04(d)) shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Agreement relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement or, in respect of the Certificates, this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 1.04. Directions of Certificateholders. (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement to be given or taken by Certificateholders (a "Direction") may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required pursuant to this

Agreement, to the Company or the Indenture Trustee. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Company and the Indenture Trustee, if made in the manner provided in this Section.


         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

         (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any Direction under this Agreement, Certificates owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company or any Affiliate thereof.

         (d) The Company may at its option, by delivery of an Officer's Certificate to the Trustee, set a record date to determine the Certificateholders entitled to give any Direction. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such Direction by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after such record date.

         (e) Any Direction by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Certificate.

         (f) Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.


                                 ARTICLE II

                         ESTABLISHMENT OF THE TRUST,
                     ORIGINAL ISSUANCE OF CERTIFICATES,
               ACQUISITION OF X-TRAS, SALE OF EXTENSION OPTION

         Section 2.01. Name. The Trust created hereby shall be known as CMS Energy X-TRAS Pass Through Trust Series I, as such name may be modified from time to time by the Trustee following written notice to the Holders, in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         Section 2.02. Office of the Trustee; Principal Place of Business. The address of the Trustee in the State of Delaware is c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19801-0001, Attention:
Corporate Trust Administration, or at such other address in the State of Delaware as the Trustee may designate by written notice to the Holders and the Company. The principal executive office of the Trust is c/o CMS Energy Corporation, Fairlane Plaza South, Suite 1100, Dearborn, Michigan 48126.

         Section 2.03. Issuance of Certificates; Acquisition of X-TRAS; Sale of Extension Option. (a) Upon request of the Company and the satisfaction of the closing conditions specified in the Purchase Agreement, the Trust shall, on the Purchase Date, execute, deliver and authenticate Certificates equalling in the aggregate the aggregate principal amount of the X-TRAS to be purchased by the Trust pursuant to the Purchase Agreement and evidencing the entire ownership interest in the Assigned Trust Property. The Trust shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt by the Trustee of consideration in an amount equal to the aggregate face amount of such Certificates less the Applicable Discount and, concurrently therewith, the Trust shall purchase the X-TRAS from the Company at a purchase price equal to the sum of (x) the amount of such consideration so received for the sale of the Certificates and (y) the amount of consideration received by the

Trust for the sale of Extension Option to the Extension Option Buyer. Except as provided in Sections 3.04 and 3.07 hereof, the Trust shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph.

         (b) Concurrently with the execution of the Purchase Agreement, the Trust shall enter into the ISDA Master Agreement with the Extension Option Buyer. On the Issuance Date, the Trust shall issue and sell to the Extension Option Buyer the Extension Option pursuant to the terms of the ISDA Master Agreement for consideration in the amount provided thereunder. The consideration so received by the Trust for the sale of the Extension Option shall be paid by the Trust to the Company in partial consideration for the X-TRAS, as provided under subsection (a) above. The Trust's rights under the ISDA Master Agreement and the monies received by the Trust under the ISDA Master Agreement (whether from the Extension Option Buyer or the Company) shall constitute Excluded Trust Property which shall not be assigned for the benefit of Certificateholders.

         Section 2.04. Declaration of Trust. The exclusive purposes and functions of the Trust are: (a) to issue and sell Certificates and use the proceeds from such sales to acquire the X-TRAS and (b) to engage in those activities necessary or incidental thereto. The Company hereby appoints the Trustee as trustee of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustee hereby accepts such appointment. The Trustee hereby declares that it will hold the Assigned Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. The Trustee shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust.

         Section 2.05. Authorization to Enter Into Certain Transactions. (a) The Trustee shall conduct the affairs of the Trust in accordance with the terms of this Agreement. Subject to the limitations set forth in paragraph (b) of this section, and in accordance with the following provisions, the Trustee shall have the authority to enter into all transactions and agreements determined by the Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustee under this Trust Agreement, and to perform all acts in furtherance thereof, including, without limitation, the following:

         (i) to execute and file the Certificate of Trust filed with the Secretary of State of the State of Delaware on November 21, 1997;

         (ii) the issuance and sale of the certificates;


         (iii) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the ISDA Master Agreement;

         (iv) assist in the registration of the Certificates under the Securities Act of 1933, as amended, and under state securities or blue sky laws and the qualification of this Agreement as a trust indenture under the Trust Indenture Act;

         (v) assist in the listing, if any, of the Certificates upon such securities exchange or exchanges or automated quotation system or systems as shall be determined by the Company and the registration of the Certificates under the Exchange Act and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;


         (vi) the establishment of the Certificate Account, the Special Payments Account and the ISDA Payment Account;


         (vii)  the receipt of the X-TRAS;

         (viii) the collection of interest, principal and any other payment made in respect of the X-TRAS in the Certificate Account;

         (ix) the distribution through the Paying Agent of amounts owed to the Certificate Holders in respect of the Certificates;

         (x) the exercise of all the rights, powers and privileges of a Holder of X-TRAS;

         (xi) the sending of notices and other information regarding the Certificates and the X-TRAS to the Certificateholders in accordance with this Agreement;

         (xii) the appointment of a Paying Agent, Authenticating Agent and Securities Registrar in accordance with this Agreement;

         (xiii) registering transfer of the Certificates in accordance with this Agreement;

         (xiv) to the extent provided in this Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the Certificate of Cancellation with the Secretary of State of the State of Delaware;

         (xv) the distribution of the Assigned Trust Property in accordance with the terms of this Agreement;


         (xvi) after an Event of Default, the taking of any action incidental to the foregoing (A) as the Trustee may from time to time determine is necessary or advisable, or as the Trustee may be directed by the Certificateholders to take, in order to give effect to the terms of the Agreement and protect and conserve the Assigned Trust Property for the benefit of the Certificateholders (without consideration of the effect of any such action on any particular Certificateholder) or (B) as the Trustee may from time to time determine is necessary or advisable, or as the Trustee may be directed by the Extension Option Buyer to take, in order to give effect to the terms of the ISDA Master Agreement and enforce the rights of the Extension Option Buyer;



         (xvii) unless otherwise determined by the Company or is otherwise required by the Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust any documents that the Trustee has the power to execute pursuant to this Agreement; and



         (xviii) the taking of any action incidental to the foregoing as the Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Agreement for the benefit of the Certificateholders (without consideration of the effect of any such action on any particular Certificateholder).


         (b) So long as this Agreement remains in effect, the Trust (or the Trustee acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustee shall not:

         (i) acquire any investments or engage in any activities not authorized by this Agreement;

         (ii) sell, assign, transfer, exchange, mortgage, pledge, set off or otherwise dispose of any of the Assigned Trust Property or interests therein, including to Certificateholders, except as expressly provided herein;

         (iii) take any action that would cause the Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes;

         (iv) incur any indebtedness for borrowed money or issue any other debt; or

         (v) take or consent to any action that would result in the placement of a Lien on any of the Assigned Trust Property. The Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Assigned Trust Property adverse to the interest of the Trust or the Certificateholders in their capacities as Certificateholders.

         (c) In connection with the issue and sale of the Certificates, the Company shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (any such actions taken by the Company in furtherance of the following prior to the date of this Agreement are hereby ratified and confirmed in all respects):


         (i) the preparation and filing by the Trust with the SEC and the execution on behalf of the Trust of a Registration Statement on the appropriate form in relation to the Certificates, including any amendments thereto;

         (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Certificates, and the determination of any and all such acts, other than such actions which must be taken by or on behalf of the Trust, and the advice to the Trustee of actions it must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Company deems necessary or advisable in order to comply with the applicable laws of any such states;

         (iii) the preparation for filing by the Trust and the execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the NASDAQ National Market or any other automated quotation system for listing upon notice of issuance of any Certificates and filing with such exchange or self-regulatory organization such notifications and documents as may be necessary from time to time to maintain such listing;

         (iv) the preparation for filing by the Trust with the SEC and the execution on behalf of the Trust of a Registration Statement on Form 8-A relating to the registration of the Certificates under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

         (v) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement on behalf of the Trust providing for the sale of the Certificates; and

         (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Trustee is authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" or required to be registered under the 1940 Act, or to be classified as an association taxable as a corporation or is other than a grantor trust for United States federal income tax purposes and so that the Certificates will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Trustee are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Agreement, that each of the Company and the Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Certificateholders.


                                 ARTICLE III

                              THE CERTIFICATES

         Section 3.01.  Title, Form, Denomination and Execution of Certificates.
(a)  The Certificates shall be known as the "    % Pass Through Certificates
Series I" of the Trust. Each Certificate will represent a fractional undivided interest in the Assigned Trust Property and shall be substantially in the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution of the Certificates. Any portion of the text of any Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Certificate.

         (b) The Certificates shall be issued only in fully registered form without coupons and only in denominations of $[250,000] or integral multiples of $1,000 in excess thereof. Each Certificate shall be dated the date of its authentication. The aggregate Fractional Undivided Interest of Certificates shall not at any time exceed $[150,000,000].

         (c) Certificates offered and sold to QIBs and to Institutional Accredited Investors in reliance on Rule 3a-7 shall be issued in the form of a single permanent global Certificate in registered form, substantially in the form set forth as Exhibit A hereto (the "Global Certificate"), duly executed and authenticated by the Trustee as hereinafter provided. The Global Certificate will be registered in the name of a nominee for the Depositary and deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of the Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         (d) Definitive Certificates shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

         Section 3.02. Restrictive Legends. (a) The Global Certificate shall bear the following legend (the "Permanent Legend") on the face thereof:

         THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE CERTIFICATEHOLDER
    (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO THE COMPANY, (B) TO A QUALIFIED INSTITUTIONAL BUYER, OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         (b) The Global Certificate shall also bear the following legend on the face thereof:

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

         Section 3.03. Authentication of Certificates. (a) The Trustee shall duly execute, authenticate and deliver Certificates in authorized denominations equalling in the aggregate the aggregate principal amount of the X-TRAS to be purchased by the Trustee pursuant to the Purchase Agreement and evidencing the entire ownership of the Trust.

         (b) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

         Section 3.04. Transfer and Exchange. (a) The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of this Agreement a register (the "Register") for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering the Certificates and transfers and exchanges of the Certificates as herein provided. A Certificateholder may transfer a Certificate by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Agreement, including providing a written certificate or other evidence of compliance with any restrictions on transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Certificateholder as provided herein, the Trustee shall treat the person in whose name the Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. Furthermore, the Depositary shall, by acceptance of a Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Certificate shall be required to be reflected in a book entry. When Certificates are presented to the Registrar with a request to register the transfer or to exchange them for an equal face amount of Certificates of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Certificates at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Certificates, but the Trustee may require payment by the transferor of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charges payable upon exchanges pursuant to Section 3.10 or 9.07).

         Section 3.05. Book-Entry Provisions for the Global Certificate. (a) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Agreement with respect to the Global Certificate held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record a nominee of the Depositary as the registered holder of such Global Certificate.

         (b) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of the Depositary, its successor or such successor's nominees. Beneficial interests in the Global Certificate may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 3.06. Beneficial interests in the Global Certificate shall be delivered to all beneficial owners in the form of definitive Certificates if (i) the Depositary notifies the Trustee that it is unwilling or unable to continue as Depositary for the Global Certificate and a successor depositary is not appointed by the Trustee within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue definitive Certificates.

         (c) In connection with the transfer of the entire Global Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 3.05, the Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Certificate an equal aggregate principal amount of definitive Certificates of authorized denominations.

         (d) Any Physical Certificate delivered in exchange for an interest in the Global Certificate pursuant to paragraph (b) of this Section 3.05 shall, except as otherwise provided by paragraph (f) of Section 3.06, bear the Permanent Legend.

         (e) The registered holder of the Global Certificate may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Certificates.

         Section 3.06. Special Transfer Provisions. The following provisions shall apply to the Certificates:

         (a) Transfers to Non-QIB Institutional Accredited Investors. The Registrar shall register the transfer of any Certificate to any Institutional Accredited Investor.

         (b) Transfers to QIBs. The Registrar shall register the transfer of any Certificate to any QIB.


         (c) Permanent Legend. Upon the transfer, exchange or replacement of Certificates bearing the Permanent Legend, the Registrar shall deliver only Certificates that bear the Permanent Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the 1940 Act.


         (d) General. By its acceptance of any Certificate bearing the Permanent Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Agreement and agrees that it will transfer such Certificate only as provided in this Agreement. The Registrar shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer of such Certificate set forth in this Agreement. In connection with any transfer of Certificates, each Certificateholder agrees by its acceptance of the Certificates to furnish the Registrar or the Trustee such certifications or other information as either of them may reasonably require; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

         Until such time as no Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.05 or this Section 3.06. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


         Section 3.07.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate is surrendered to the Registrar or the Registrar receives evidence to its satisfaction of the mutilation, destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them and any Paying Agent harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, then, upon payment by the Certificateholder of any applicable expenses, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates, in authorized denominations and of like Fractional Undivided Interest and bearing a number not contemporaneously outstanding.

         In connection with the issuance of any new Certificate under this
Section 3.07, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

         Any duplicate Certificate issued pursuant to this Section 3.07 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         Section 3.08. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Trustee, the Registrar and any Paying Agent may treat the Person in whose name any Certificate is registered (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Trustee, the Registrar or any Paying Agent shall be affected by any notice to the contrary.

         Section 3.09. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to the Trustee or any agent of the Trustee other than the Registrar, be delivered to the Registrar for cancellation and shall promptly be cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.


        Section 3.10. Temporary Certificates. Until definitive Certificates are ready for delivery, the Trustee shall authenticate temporary Certificates. Temporary Certificates shall be substantially in the form of definitive Certificates but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Certificates, as evidenced by their execution of such temporary Certificates. If temporary Certificates are issued, the Trustee will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee designated for such purpose pursuant to Section 7.12, without charge to the Certificateholder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like face amount of definitive

Certificates of authorized denominations. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates.

         Section 3.11. Limitation of Liability for Payments. All payments and distributions made to Certificateholders shall be made only from the Assigned Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Assigned Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Assigned Trust Property for any payment or distribution due to such Certificateholder pursuant to the terms of this Agreement and that it will not have any recourse to the Company, the Trustee or the Indenture Trustee except as otherwise expressly provided.

         The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not have any right, obligation or liability hereunder (except as otherwise expressly provided herein).


                                 ARTICLE IV

                        DISTRIBUTIONS; STATEMENTS TO
           CERTIFICATEHOLDERS; PAYMENTS TO EXTENSION OPTION BUYER


         Section 4.01. Certificate Account, Special Payments Account and ISDA Payment Account . (a) The Trustee shall establish and maintain on behalf of the Certificateholders a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made to the Trustee under the Indenture, the Trustee upon receipt thereof shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.


         (b) The Trustee shall establish and maintain on behalf of the Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments are made to the Trustee, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

         (c) The Trustee shall present to the Indenture Trustee the X-TRAS on the date of their stated final maturity or, in the case of any X-TRAS which are to be redeemed in whole pursuant to the Indenture, on the applicable redemption date under such Indenture.


         (d) The Trustee shall establish and maintain on behalf of the Extension Option Buyer an ISDA Payment Account as one or more accounts, which shall be non-interest bearing. The Trustee shall hold the ISDA Payment Account in trust for the benefit of the Extension Option Buyer and shall make withdrawals therefrom as provided in the ISDA Master Agreement. On each day when an ISDA Payment is made to the Trustee by the Company pursuant to the Indenture, the Trustee, upon receipt thereof, shall immediately deposit such ISDA Payment in the ISDA Payment Account.


         Section 4.02. Distributions from Certificate Account and Special Payments Account. (a) On each Regular Distribution Date, the Trustee shall distribute out of the Certificate Account to the Certificateholders all Scheduled Payments the receipt of which is confirmed by the Trustee on such date. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Fractional Undivided Interest in the Assigned Trust Property held by such Certificateholder) of the total amount in the Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of the nominee of the Depositary (initially, such nominee to be Cede & Co.), such distribution shall be made by wire transfer in immediately available funds to the account designated by such nominee. If a Scheduled Payment is not received by the Trustee on the Register Distribution Date but is received within [five] Business Days thereafter, it will be distributed on the date so received by the Trustee to such holders of record. If it is received after such [five] day period, it will be treated as a Special Payment and distributed as described in paragraph (b) below.


        (b) With respect to any Special Payment made under clause (i) of the definition thereof (to the extent redemption of less than all of the X-TRAS is made), the Trustee shall select, in such a manner as it shall deem appropriate and fair, the particular Certificates or portions thereof representing beneficial ownership of the X-TRAS to be redeemed. Notice of redemption shall be given by mail not less than 20 nor more than 60 days prior to the date fixed for redemption of the X-TRAS to the Certificateholders whose Certificates represent beneficial ownership of the X-TRAS to be redeemed. Upon a redemption of less than all of the X-TRAS, Certificates representing beneficial ownership of the X-TRAS selected for redemption will be required to be presented to the Trustee for cancellation. Upon such presentation, all payments of principal of, Applicable Premium, and interest on the X-TRAS paid by the Company to the Trust will be paid to the holders of such Certificates. With respect to any Special Payment made under clause (ii) or (iii) of the definition thereof, there shall be paid to each Certificateholder who has duly presented for cancellation and not withdrawn its Certificates in compliance with the provisions of Sections 5.03 and 5.04 an amount equal to the aggregate purchase price applicable to the X-TRAS beneficially owned by such Certificateholder in respect of which it has tendered its Certificates. With respect to any Special Payment made under clauses (i) (to the extent of a redemption of all of the X-TRAS), (ii) and (iv) of the definition thereof, the entire amount of such Special Payment deposited in the Special Payments Account pursuant to Section 4.01(b) will be distributed on, in the case of an early redemption of all of the X-TRAS, the date of such early redemption, which shall be a Business Day, and otherwise 20 days after the Trustee has confirmed receipt of the funds for such Special Payment (or the next Business Day after such 20th day if such date is not a Business Day). With respect to any such Special Payment, there shall be distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Fractional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of the nominee of the Depositary (initially, such nominee to be Cede & Co.), such distribution shall be made by wire transfer in immediately available funds to the account designated by such nominee. The Trustee will mail notice to the Certificateholders not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date. Each distribution of a Special Payment, other than the Final Distribution, on a Special Distribution Date will be made by the Trustee to Certificateholders of record on the 15th day next preceding such Special Distribution Date.


         (c) The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of X-TRAS held in the Trust, such notice shall be mailed not less than 20 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 20 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

         (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01),

         (ii) the amount of the Special Payment for each $1,000 face amount Certificate (taking into account any payment to be made by the Company pursuant to

    Section 2.03(b)) and the amount thereof constituting principal, premium, if any, and interest,


         (iii) the reason for the Special Payment, and

         (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of premium, if any, payable upon the redemption or purchase of an X-TRAS has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

         If any redemption of the X-TRAS held in the Trust is cancelled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the Register.

         Section 4.03. Statements to Certificateholders. (a) On each Distribution Date, the Trustee will include with each distribution to Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the following information (per $1,000 face amount Certificate as to (i) and (ii) below):

         (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any; and

         (ii) the amount of such distribution allocable to interest.

         With respect to the Certificates registered in the name of Cede & Co., as nominee for the Depositary, on the Record Date prior to each Distribution Date, the Trustee will request from the Depositary a Securities Position Listing setting forth the names of all Agent Members reflected on the Depositary's books as holding interests in the Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Agent Member the statement described above and will make available additional copies as requested by such Agent Member for forwarding to holders of interests in the Certificates.

         (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) above with respect to the Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Agent Members and shall be delivered by the Trustee to such Agent Members to be available for forwarding by such Agent Members to the holders of interests in the Certificates in the manner described in Section 4.03(a).


         Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.


         Section 4.05. Payments from ISDA Payment Account. With respect to an ISDA Payment received by the Trust on the Final Distribution Date and deposited in the ISDA Payment Account, the Trustee shall withdraw such ISDA Payment from the ISDA Payment Account and pay such amount by wire transfer on the Final Distribution Date to the Extension Option Buyer to an account designated by it pursuant to the ISDA Master Agreement. With respect to all other ISDA Payments deposited in the ISDA Payment Account, the Trustee shall withdraw such ISDA Payment from the ISDA Payment Account and pay such amount by wire transfer to the Extension Option Buyer to the account designated by it pursuant to the ISDA Master Agreement on the following dates: (i) in the event of an ISDA Payment made pursuant to the Company's exercise of its right of redemption pursuant to
Section 7.01(b) of the Indenture, on the date of payment of the redemption price thereunder; (ii) in the event of an ISDA Payment made pursuant to Section
5.03 of this Agreement, on the Change of Control Purchase Date; (iii) in the event of an ISDA Payment made pursuant to Section 5.04 of this Agreement, on the Excess Proceeds Purchase Date; (iv) in the event of an ISDA Payment made pursuant to Sections 6.02, 6.03 or 6.04 of the Indenture, on the date of deposit referred to therein; and (v) in the event of an ISDA Payment made pursuant to Section 5.03 of the Indenture, on the date of deposit of such payment with the Trust.

                                  ARTICLE V

                                 THE COMPANY

         Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.


         Section 5.02. Covenant of the Company Not to Merger, Consolidate, Sell or Convey Property Except Under Certain Conditions. Nothing contained in this Agreement or in any of the Certificates shall prevent any consolidation of the Company with, or merger of the Company into, any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successor or successors shall be a party or parties, shall prevent any sale, lease or conveyance of the property of the Company as an entirety or substantially as an entirety, shall prevent any consolidation of any Person with, or the merger of any Person into, the Company or shall prevent any sale, lease or conveyance of the property of any Person as an entirety or substantially as an entirety to the Company; provided that, and the Company hereby covenants and agrees, upon any such consolidation, merger, sale, lease or conveyance, the due and punctual performance and observance of each covenant and condition of this Agreement to be performed or observed by the Company, shall be expressly assumed, by an agreement in form and substance reasonably satisfactory to the Trustee, duly authorized, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property; provided further that the corporation formed by such consolidation or into which the Company merged or the Person which acquired by conveyance or sale, or which leases, the properties and assets of the Company as an entirety or substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided further that immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.



         In case of any consolidation, merger, sale, lease or conveyance referred to in, and in accordance with, Section 5.02, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as Company.

         The Trustee, subject to the provisions of Sections 7.1 and 7.3, may receive an Opinion of Counsel from the Company as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement and that all conditions precedent herein provided for relating to such transactions have been complied with.



         Section 5.03. Change in Control. Upon the occurrence of a Change in Control (the effective date of such Change in Control being the "Change in Control Date"), each Certificateholder shall have the right to direct the Trustee to require the Company to repurchase (a "Required Repurchase") all or any part of the X-TRAS beneficially owned by such Certificateholder at a repurchase price payable in cash equal to 101% of the principal amount of such X-TRAS together with accrued interest to the Change in Control Purchase Date (as defined below) (the "Change in Control Purchase Price"), plus (in the aggregate with all other beneficially owned X-TRAS repurchased pursuant to this
Section 5.03) the ISDA Amount, if any, as of the Change in Control Purchase Date as determined by the Extension Option Buyer and notified to the Company, the Indenture Trustee and the Trustee by 10:00 a.m., New York City time, on such date.


         (a) Within 30 days following the Change in Control Date, the Company shall mail a notice (the "Required Repurchase Notice") to each Certificateholder with copies to the Indenture Trustee, the Trust and the Extension Option Buyer stating:

         (i) that a Change in Control has occurred and that such Certificateholder has the right to direct the Trustee to require the Company to repurchase all or any part of the X-TRAS beneficially owned by such Certificateholder at the Change in Control Purchase Price upon presentation for cancellation of the related Certificates;

         (ii)  the Change in Control Purchase Price;

         (iii) the date on which any Required Repurchase shall be made (which shall be no earlier than 60 days nor later than 90 days from the date such notice is mailed) (the "Change in Control Purchase Date");

         (iv)  the name and address of the Paying Agent; and

         (v) the procedures that Certificateholders must follow to cause the X-TRAS beneficially owned by them to be repurchased, which shall be consistent with this Section and the Indenture.

         (b) Certificateholders electing to have X-TRAS beneficially owned by them repurchased must deliver a written notice (the "Change in Control Purchase Notice") to the X-TRAS Paying Agent (initially the Indenture Trustee) at its corporate trust office in Detroit,

Michigan, or any other office of the X-TRAS Paying Agent maintained for such purposes, not later than 30 days prior to the Change in Control Purchase Date. The Change in Control Purchase Notice shall state: (i) the portion of the principal amount of any X-TRAS beneficially owned by the Certificateholder to be repurchased, which portion must be $1,000 or an integral multiple thereof;
(ii) that such X-TRAS are to be repurchased by the Company pursuant to the change in control provisions of the Indenture and the Trust Agreement; and
(iii) unless the Certificates evidencing beneficial ownership of the X-TRAS to be repurchased are represented by one or more Global Certificates, the certificate numbers of the Certificates to be delivered by the Certificateholder thereof the X-TRAS in respect of which are to be repurchased by the Company. Any Change in Control Purchase Notice may be withdrawn by the Certificateholder by a written notice of withdrawal delivered to the Paying Agent not later than three Business Days prior to the Change in Control Purchase Date. The notice of withdrawal shall state the principal amount of beneficially owned X-TRAS as to which the withdrawal notice relates and the principal amount of such beneficially owned X-TRAS, if any, which remains subject to a Change in Control Purchase Notice.



         If Certificates are represented by a Global Note (as described in Section 3.05), the Depositary or its nominee will be the Holder of such Certificates and therefore will be the only entity that may elect a Required Repurchase of the beneficially owned X-TRAS in respect of such Certificates.
To obtain repayment pursuant to this Section 5.03 with respect to the X-TRAS in respect of such Certificates, the beneficial owner of such Certificates must provide to the broker or other entity through which it holds the beneficial interest in such Certificates (i) the Change in Control Purchase Notice signed by such beneficial owner, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, and (ii) instructions to such broker or other entity to notify the Depositary of such beneficial owner's desire to obtain repayment pursuant to this Section 5.03. Such broker or other entity will provide to the Paying Agent (i) the Change in Control Purchase Notice received from such beneficial owner and (ii) a certificate satisfactory to the X-TRA Paying Agent from such broker or other entity stating that it represents such beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to this Section
3.01 to such beneficial owner.


         (c) Payment to a Certificateholder of the Change in Control Purchase Price for X-TRAS beneficially owned by it for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned (except in the case of Certificates represented by one or more Global Certificates) upon presentation for cancellation of the Certificates in respect of such X-TRAS (together with necessary endorsements) to the X-TRAS Paying Agent at its office in Detroit, Michigan, or any other office of the X-TRAS Paying Agent maintained for such purpose, at any time (whether prior to, on or after the Change in Control Purchase Date) after the delivery of such Change in Control Purchase

Notice. Payment of the Change in Control Purchase Price for the Certificates in respect of such X-TRAS will be made promptly following the later of the Change in Control Purchase Date or the time of presentation for cancellation of such Certificates. If the X-TRAS Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of the Certificates in respect of such X-TRAS on the Business Day following the Change in Control Purchase Date, then, on and after such date, interest will cease accruing on such X-TRAS, whether or not such Certificates are delivered to the X-TRAS Paying Agent, and all other rights of the Certificateholder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the Certificates in respect of such X-TRAS).


         (d) The Company shall comply with the provisions of Regulation 14E and any other tender offer rules under the Exchange Act which may then be applicable in connection with any offer by the Company to repurchase X-TRAS beneficially owned by a Certificateholder at the option of Certificateholder upon a Change in Control.

         (e) No beneficially owned X-TRAS may be repurchased by the Company as a result of a Change in Control if there has occurred and is continuing an Event of Default (other than a default in the Payment of the Change in Control Purchase Price with respect to the X-TRAS).

         (f) Upon receipt by the Trustee of the ISDA Amount payable pursuant to the first sentence of this Section 5.03, such amount shall be deposited in the ISDA Payment Account and thereafter promptly paid to the Extension Option Buyer.


         Section 5.04 Excess Proceeds of Asset Sales. In the event that the Company is required under Section 4.05 of the Indenture to make an offer to purchase from holders of X-TRAS on a pro rata basis an aggregate principal amount of X-TRAS equal to the Excess Proceeds resulting from an Asset Sale, each Certificateholder shall have the right to direct the Trustee to require the Company to repurchase a pro rata portion of the X-TRAS beneficially owned by such Certificateholder at a repurchase price payable in cash equal to 100% of the principal amount or portion thereof of X-TRAS to be repurchased together with accrued and unpaid interest, if any, to the Excess Proceeds Purchase Date (as defined herein), plus the ISDA Amount, if any, as of the Excess Proceeds Purchase Date as determined by the Extension Option Buyer as of such date and notified to the Company, the Indenture Trustee and the Trustee by 10 a.m., New York City time, on such date.



         (a) Within 30 days after the end of the Application Period, the Company shall mail a notice (the "Excess Proceeds Repurchase Notice") to each Holder with copies to the Indenture Trustee, Pass Through Trustee and Extension Option Buyer stating:

               (i) that the Company is making an Excess Proceeds Offer pusuant to Section 3.01 of the Sixth Supplemental Indenture;


               (ii)  the Excess Proceeds Purchase Price;

               (iii) the date on which any Exceeds Proceeds Repurchase shall be made (which shall be no earlier than 60 days nor later than 90 days from the date such notice is mailed) (the "Excess Proceeds Purchase Date");

               (iv)  the name and address of the X-TRAS Paying Agent; and


               (v) the procedures that Holders must follow to cause the X-TRAS to be repurchased, which shall be consistent with this Section and the Indenture.



         (b) Certificateholders electing to have X-TRAS beneficially owned by them repurchased must deliver a written notice (the "Excess Proceeds Purchase Notice") to the X-TRAS Paying Agent at its corporate trust office in Detroit, Michigan, or any other office of the X-TRAS Paying
    Agent maintained for such purposes, not later than 30 days prior to the Excess Proceeds Purchase Date. The Excess Proceeds Purchase Notice shall state: (i) the portion of the principal amount of any beneficially owned X-TRAS of the Certificateholder to be repurchased, which portion must be $1,000 or an integral multiple thereof; (ii) that such X-TRAS are to be repurchased by the Company pursuant to the Exceeds Proceeds Offer provisions of the Indenture; and (iii) unless the Certificates evidencing beneficial ownership of the X-TRAS to be repurchased are represented by one or more Global Certificates, the certificate numbers of the Certificates to be delivered by the Certificateholder thereof for repurchase by the Company. Any Excess Proceeds Purchase Notice may be withdrawn by the Certificateholder by a written notice of withdrawal delivered to the X-TRAS Paying Agent not later than three Business Days prior to the Excess Proceeds Purchase Date. The notice of withdrawal shall state the principal amount of beneficially owned X-TRAS as to which the withdrawal notice relates and the principal amount of such beneficially owned X-TRAS, if any, which remains subject to a Excess Proceeds Purchase Notice.


         If Certificates are represented by a Global Note (as described in Section 3.05), the Depositary or its nominee will be the Holder of such Certificates and therefore will be the only entity that may elect an Excess Proceeds Repurchase of the beneficially owned X-TRAS in respect of such Certificates. To obtain repayment pursuant to this Section 5.04 with respect to the X-TRAS in respect of such Certificates, the beneficial owner of such Certificates must provide to the broker or other entity through which it holds the beneficial interest in such Certificates (i) the Excess Proceeds Purchase Notice signed by such beneficial owner, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, and (ii) instructions to such broker or other entity to notify the Depositary of such beneficial owner's desire to obtain repayment pursuant to this Section 5.04. Such broker or other entity will provide to the X-TRAS Paying Agent (i) the Excess Proceeds Purchase Notice received from such beneficial owner and (ii) a certificate satisfactory to the X-TRAS Paying Agent from such broker or other entity stating that it represents such beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to this
    Section 3.01 to such beneficial owner.

         (c) Payment to a Certificateholder of the Excess Proceeds Purchase Price for beneficially owned X-TRAS for which a Excess Proceeds Purchase Notice has been delivered and not withdrawn is conditioned (except in the case of Certificates represented by one or more Global Certificates) upon presentation for cancellation of the Certificates in respect of such X-TRAS (together with necessary endorsements) to the X-TRAS Paying Agent at its office in Detroit, Michigan, or any other office of the X-TRAS Paying Agent maintained for such purpose, at any time (whether prior to, on or after the Excess Proceeds Purchase Date) after the delivery of such Excess Proceeds Purchase Notice. Payment of the Excess Proceeds Purchase Price for the Certificates in respect of such X-TRAS will be made promptly following the later of the Excess Proceeds Purchase Date or the
    time of delivery of such Certificates.   If the X-TRAS Paying Agent
    holds, in accordance with the terms of the Indenture, money sufficient to pay the Excess Proceeds Purchase Price of the Certificates in respect of such X-TRAS on the Business Day following the Excess Proceeds Purchase Date, then, on and after such date, interest will cease accruing, and all other rights of the Holder shall terminate (other than the right to receive the Excess Proceeds Purchase Price upon delivery of the X-TRAS).

         (d) The Company shall comply with the provisions of Regulation 14E and any other tender offer rules under the Exchange Act, which may then be applicable in connection with any Excess Proceeds Offer.

         (e) Upon receipt by the Trustee of the ISDA Amount payable pursuant to the first sentence of this Section 5.04, such amount shall be deposited in the ISDA Payment Account and thereafter promptly paid to the Extension Option Buyer.

                                 ARTICLE VI

                                   DEFAULT


         Section 6.01. Events of Default. If any Indenture Default under the Indenture (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Event of Default shall be continuing, the Trustee may vote the X-TRAS, and upon the direction of Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property, the Trustee shall vote, in favor of directing the Indenture Trustee to declare the unpaid principal amount of the X-TRAS then outstanding and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the Indenture. In addition, if an Indenture Default shall have occurred and be continuing under the Indenture, the Trustee may in accordance with the Indenture vote the X-TRAS to direct the Indenture Trustee regarding the exercise of remedies provided in
Article IV of the Indenture. Notwithstanding the provisions of Section 4.02, if in connection with any Event of Default as to which moneys are collected by the Trustee the amounts paid by the Company are less than the amounts due in respect of (i) the principal of and interest on the X-TRAS and (ii) the ISDA Amount, if any, the amounts received by the Trustee will be distributed on a pro rata basis to the Certificateholders, on the one hand, and the Extension Option Buyer, on the others; provided that no such distribution shall affect the rights of the Trustee to demand and receive payment in full of all amounts due from the Company.


         In addition, after an Event of Default shall have occurred and be continuing with respect to the X-TRAS, the Trustee may in its discretion, and upon the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver the X-TRAS, without recourse to or warranty by the Trustee or any Certificateholder, to any Person. In any such case, the Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver the X-TRAS at public or private sale, at any location at the option of the Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Trustee so decides or is required to sell or otherwise dispose of the X-TRAS pursuant to this Section, the Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of the X-TRAS, so as to provide for the payment in full of all amounts due on the Certificates. The Trustee shall give notice to the Company promptly after any such sale. Notwithstanding the foregoing, any action taken by the Trustee under this Section shall not, in the reasonable judgment of the Trustee, be adverse to the best interests of the Certificateholders.

         Section 6.02. Incidents of Sale of the X-TRAS. Upon any sale of the X-TRAS made either under the power of sale given under this Trust Agreement or otherwise for the enforcement of this Trust Agreement, the following shall be applicable:

         (1) Certificateholders and Trustee May Purchase the X-TRAS. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase the X-TRAS, and upon compliance with the terms of sale, may hold, retain, possess and dispose of the X-TRAS in their or its or his own absolute right without further accountability.

         (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.


         (3) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement, shall be applied as provided in Section 4.02. If in connection with any Event of Default as to which moneys are collected by the Trustee the amounts collected are less than the amounts due in respect of (i) the principal of and interest on the X-TRAS and (ii) the ISDA Amount, if any, the amounts received by the Trustee will be distributed on a pro rata basis to the Certificateholders, on the one hand, and the Extension Option Buyer, on the others; provided that no such distribution shall affect the rights of the Trustee to demand and receive payment in full of all amounts due from the Company.


         Section 6.03. Judicial Proceedings Instituted by Trustee. (a) Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any X-TRAS, then the Trustee, as holder of such X-TRAS, to the extent permitted by and in accordance with the terms of the Indenture, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such X-TRAS and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

         (b) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The Trustee in the name of the Trust or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on the X-TRAS shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand to the Indenture Trustee for the payment of overdue principal, premium (if any) or interest on the X-TRAS), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trust and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, its creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Nothing contained in this Agreement shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.

         Section 6.04. Control by Certificateholders. Subject to Section 6.03 and the Indenture, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Trust or pursuant to the terms of the Indenture, or exercising any trust or power conferred on the Trustee under this Agreement or the Indenture, including any right of the Trustee as holder of the X-TRAS, provided that


         (1) such Direction shall not be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense,


         (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such Direction, and

         (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

         Section 6.05. Waiver of Past Defaults. Subject to the Indenture, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property (i) may on behalf of all of the Certificateholders waive any past Event of Default hereunder and its consequences or (ii) may direct the Trustee to instruct the Indenture Trustee to waive any past Indenture Default under the Indenture and its consequences and thereby annul any Direction given by such Certificateholders or the Trustee to the Indenture Trustee with respect thereto, except a default:

         (1) in the deposit of any Scheduled Payment or Special Payment under
    Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates, or

         (2) in the payment of the principal of (premium, if any) or interest on the X-TRAS, or

         (3) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate affected thereby or the Extension Option Buyer.

         Upon any such waiver, such default shall cease to exist with respect to the Certificates and any Event of Default arising therefrom shall be deemed to have been cured for every purpose and any direction given by the Trustee on behalf of the Certificateholders to the Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the X-TRAS issued under the relevant Indenture to waive the corresponding Indenture Default.


         Section 6.06. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding, including, without limitation, Section 6.07 hereof, but subject to the Indenture, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.


         Section 6.07. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

         (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

         (2) Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Assigned Trust Property shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

         (3) the Trustee shall have refused or neglected to institute such an action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and


         (4) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property.


         It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatsoever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Assigned Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the X-TRAS, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder or
(iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Agreement.

         Section 6.08. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.


                                 ARTICLE VII


                                 THE TRUSTEE

         Section 7.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

         (1) this Subsection shall not be construed to limit the effect of subsection (a) of this Section; and


         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

         (d) Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 7.02. Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder, the Trustee shall transmit by mail to the Company, the Indenture Trustee and the Certificateholders in accordance with
Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default on the payment of the principal, premium, if any, or interest on any X-TRAS, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.


         Section 7.03.  Certain Rights of Trustee.  Subject to the provisions of
Section 315 of the Trust Indenture Act:



         (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;


         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written description of the subject matter thereof accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02 of this Agreement;

         (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company or the Indenture Trustee;

         (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the Direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such Direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

         (g) the Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement;


         (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and


         (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

         Section 7.04. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement, any X-TRAS or the Certificates, except that the Trustee hereby represents and warrants that this Agreement has been [and the Registration Rights Agreement] and each Certificate will be, executed, authenticated and delivered by one of its officers who is duly authorized to execute, authenticate and deliver such document on its behalf.


         Section 7.05. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company or the Indenture Trustee with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

         Section 7.06. Money Held in Trust. Money held by the Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

         Section 7.07.  Compensation and Reimbursement.  The Company agrees:

         (a) to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as the Company and the Trustee shall agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and


         (b) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in Section 7.15; and


         (c) to the fullest extent permitted by law, to indemnify the Trustee or any predecessor Trustee for, and to hold the Trustee harmless against, any loss, damage, claim, liability, penalty or reasonable expenses incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Agreement, the Certificates, the ISDA Master Agreement or the Purchase Agreement, including the reasonable costs and expenses (including reasonable counsel fees and expenses) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except any such cost or expense as may be attributable to the Trustee's negligence, bad faith or willful misconduct.

         The Trustee shall be entitled to reimbursement from the Company for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any tax attributable to the Trustee's compensation for serving as such), including any reasonable costs and expenses incurred in contesting the imposition of any such tax.

         Section 7.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

         In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.09.


         Section 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.


         (b) The Trustee may resign at any time as trustee by giving prior written notice thereof to the Company, the Authorized Agents and the Indenture Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the Authorized Agents, the Indenture Trustee and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property delivered to the Trustee, the Company and the Indenture Trustee.

         (d) If at any time:

         (1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act, if applicable, after written request therefor by the Company or by any Certificateholder who has been a bona fide
    Certificateholder for at least six months; or

         (2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


         (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes.


         (f) If the Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee shall be appointed by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property delivered to the Company, the Indenture Trustee and the retiring Trustee, and the Company approves such appointment, which approval shall not be unreasonably withheld, then the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (g) The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

         Section 7.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute and deliver to the Company, the Authorized Agents and the Indenture Trustee and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Assigned Trust Property held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.


         No institution shall accept its appointment as a Trustee hereunder unless at the time of such acceptance such institution shall be qualified and eligible under this Article VII.


         Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

         Section 7.12. Maintenance of Agencies. (a) There shall at all times be maintained an office or agency in the location set forth in Section 12.03 where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of such certificates or this Agreement may be served; provided, however, that, if it shall be necessary that the Trustee maintain an office or agency in another location (e.g., the Certificates shall be represented by definitive Certificates and shall be listed on a national securities exchange), the Trustee will make all reasonable efforts to establish such an office or agency. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Indenture Trustee (at its address as may be notified to the Trustee) and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.


         (b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or, if the Trustee shall be acting as the Registrar or Paying Agent hereunder, a corporation having a combined capital and surplus in excess of $5,000,000, the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.


         (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

         (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company and the Indenture Trustee. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee.

Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Trustee and the Indenture Trustee; and in each case the Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

         (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

         Section 7.13. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.


         The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.


         Section 7.14.  [Intentionally Omitted].

         Section 7.15. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

         (a) the Trustee is a Delaware banking corporation organized and validly existing in good standing under the laws of the State of Delaware;

         (b) the Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement;

         (c) the execution, delivery and performance by the Trustee of this Agreement (i) will not violate any provision of United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, or
    (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Assigned Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

         (d) the execution and delivery by the Trustee of this Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

         (e) this Agreement has been duly executed and delivered by the Trustee and, assuming due execution and delivery thereof by the other parties thereto, constitutes the legal, valid, and binding agreement of the Trustee, enforceable against it in accordance with its terms, provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally and (ii) general principles of equity.


        Section 7.16. Withholding Taxes; Information Reporting. The Trust and the Trustee shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates any and all withholding taxes applicable thereto as required by law. The Trust shall request, and the Certificateholders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Certificateholder, and any representations and forms that shall be reasonably required by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Trustee shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Certificateholder, shall remit amounts withheld with respect to the Certificateholder to the applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Certificateholder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Certificateholder. In the event of any claimed over-withholding, Certificateholders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual distributions made, the Trust may reduce subsequent distributions by the amount of such withholding.


                                ARTICLE VIII

              CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

         Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12.

         Section 8.02. Preservation of Information; Communications to Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.12 or
Section 8.01, as the case may be, and the names and addresses of Certificateholders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 7.12 or Section 8.01, as the case may be, upon receipt of a new list so furnished.


         Section 8.03. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of the Certificates, the Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.


         Section 8.04.  Reports by the Company.  The Company shall:

         (a) file with the Trust, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

         (b) file with the Trust and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants;

         (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 8.04 as may be required by rules and regulations prescribed by the SEC; and

         (d) furnish to the Trust, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).



                                 ARTICLE IX


                           SUPPLEMENTAL AGREEMENTS

         Section 9.01. Supplemental Agreements Without Consent of Certificateholders. Without the consent of the Certificateholders, the Company may (but will not be required to), and the Trust (subject to Section 9.03) shall, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to the ISDA Master Agreement in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein contained; or

         (2) to add to the covenants, restrictions or obligations of the Company or Trustee; or


         (3) to add to or supplement any security for the benefit of any Certificateholders; or

         (4) to cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision in the Agreement, Indenture or the ISDA Master Agreement or to make such other provisions as the Company deems necessary or desirable with respect to matters or questions arising under the Agreement, provided that no such action materially adversely affects the interests of any Certificateholders; or

         (5) to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar federal statute hereafter enacted, and to add to this Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

         (6) to evidence and provide for the acceptance of appointment under this Agreement by the Trustee of a successor Trustee and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Trust, pursuant to the requirements of Section 7.10; or


         (7) to provide the information required under Section 7.12 and
    Section 12.03 as to the Trustee; or


         (8) to modify or amend any provision of the Agreement that relates to the ISDA Master Agreement or the Remarketing Procedure so long as such modification or amendment does not have a material adverse effect on the Certificateholders; or

         (9) to comply with the requirements of the Code;

provided further that no such amendment referred to in the foregoing clauses
(1) through (9) which has a material adverse effect on the Extension Option Buyer may be entered into without the consent of the Extension Option Buyer, and no such amendment, as evidenced by an Opinion of Counsel, shall alter the status of the Trust as a grantor trust under the Code or result in an actual or constructive sale or exchange of any Certificate for tax purposes.

         Section 9.02. Supplemental Agreements with Consent of Certificateholders. With the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property, by Direction of said Certificateholders delivered to the Company and the Trustee, the Company may, and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, provided, however, that no such agreement which has a material adverse effect on the Extension Option Buyer may be entered into without the consent of the Extension Option Buyer; provided further that no such agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby, be entered into which:

         (1) alters in any manner the amount or timing of any receipt by the Trustee of payments on the X-TRAS held in the Trust or distributions that are required to be made herein on any Certificate, or changes any date of payment on any Certificate, or changes the place of payment where, or the coin or currency in which, any Certificate is payable, or impairs the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

         (2) permits the disposition of any X-TRAS included in the Assigned Trust Property except as permitted by this Agreement, or otherwise deprives such Certificateholder of the benefit of the ownership of the X-TRAS in the Trust; or


         (3) reduces the percentage of the aggregate Fractional Undivided Interests of the Assigned Trust Property which is required for any such supplemental agreement which adversely affects in any material respect the interests of the Certificateholders, or reduces such percentage required for any waiver of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences provided for in this Agreement; or


         (4) modifies any of the provisions of this Section 9.02 or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate affected thereby; or

         (5) results in the exchange or substitution of any Certificates pursuant to a plan for the refunding or refinancing of such Certificates;

unless such vote or consent would not, based on the Opinion of Counsel, alter the status of the Trust as a grantor trust under the Code or result in an actual or constructive sale or exchange of any X-TRAS for tax purposes.

         It shall not be necessary for any Direction of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Direction shall approve the substance thereof.

         Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Agreement, the Trustee may in its discretion decline to execute such document.

         Section 9.04. Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any agreement permitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

         Section 9.05. Effect of Supplemental Agreements. Upon the execution of any agreement supplemental to this Agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of a Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.06. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.


         Section 9.07. Reference in Certificates to Supplemental Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

                                  ARTICLE X

                           AMENDMENTS TO INDENTURE


        Section 10.01. Amendments and Supplements to Indentures. The Trustee, as holder of the X-TRAS, has the right to vote and give consents and waivers in respect of the X-TRAS and enforce such other rights of a holder of the X-TRAS except as otherwise limited by this Agreement or the Indenture. Each Certificateholder shall be entitled to direct the Trustee to vote a principal amount of the X-TRAS corresponding to the principal amount of the Certificates held by such Certificateholder in the manner directed by the Certificateholder. In the event that the Trust, as holder of any X-TRAS, receives from the Company or, if applicable, any depositary with respect to the X-TRAS, a request for the Trustee's consent to any amendment, modification of the X-TRAS, or any document thereunder, or relating thereto or waiver or receives any other solicitation for any action with respect to the X-TRAS, the Trustee shall within five Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder registered on the Register as of the date of such request. The Trustee shall request from the Certificateholders a Direction as to (a) whether or not to take or refrain from taking any action which a holder of such X-TRAS has the option to direct, (b) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such X-TRAS and (c) how to vote any X-TRAS if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any X-TRAS, the Trust shall consent or vote, or refrain from consenting or voting, in the same proportion as that of
(i) the aggregate face amounts of all Certificates actually voted or not voted in favor of or for giving consent to such action by such Direction of Certificateholders to (ii) the aggregate face amount of all Outstanding Certificates, as of the date determined by the Trustee prior to the date such vote or consent as a holder of X-TRAS is required; provided, however, that, the Trustee shall at no time, without the consent of each Certificateholder, vote in favor or consent to any matter (i) unless such vote or consent would not, based on an Opinion of Counsel, alter the status of the Trust as a grantor trust under the Code or result in an actual or constructive sale or exchange of any X-TRAS for tax purposes, (ii) which would alter the timing or amount of any payment on the X-TRAS, or (iii) which would result in the exchange or substitution of any X-TRAS pursuant to a plan for the refunding or refinancing of such X-TRAS, and without the written consent of the Company. The Trustee shall have no liability for any failure to act resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders. For purposes of the second immediately preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such Direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04 and the Indenture, (i) the Trustee may, in its own discretion and at its own direction, consent and notify the Indenture Trustee of such consent to any amendment, modification, waiver or supplement under the Indenture (including, without limitation, in respect of the obligations relating to payment of the ISDA Amount and the provisions of Article X), if an Event of Default hereunder shall have occurred and be continuing, or if such amendment, modification or waiver will not adversely affect the interests of the Certificateholders and (ii) no such amendment, modification or waiver shall be made that adversely affects in any material respect the interests of the Extension Option Buyer without its consent.



                                 ARTICLE XI

             PAYMENT OF FINAL DISTRIBUTION; TERMINATION OF TRUST


         Section 11.01. Payment of Final Distribution. (a) If the X-TRAS are extended until the Extended Stated Maturity, then, unless the Company exercises its option to redeem the X-TRAS under Section 7.01(c) of the Indenture (which option the Company shall be entitled to exercise at any time subsequent to the delivery of the Extension Notice and prior to the earlier of the pricing of the remarketing and the Remarketing Deadline upon delivery of an irrevocable notice of redemption), the interest rate borne by the X-TRAS will be reset on the pricing of the remarketing effective on and as of the date of closing of the remarketing in order that the X-TRAS may be remarketed so as to yield net proceeds in cash at least equal to the sum of (i) 100% of the principal amount of the X-TRAS plus (ii) the ISDA Amount as of the Exercise Date as calculated by the Calculation Agent and notified to the Issuer, the Trustee and the Indenture Trustee within five Business Days thereafter (collectively, the
"Required Remarketing Proceeds").   As more particularly set forth in the next
sentence, it is intended that the portions of the Required Remarketing Proceeds representing the principal amount of the X-TRAS, together with the amount payable by the Company pursuant to such sentence, will be sufficient to enable the Trustee to make the Final Distribution on the Certificates. Accordingly, the Company shall be obligated to pay to the Trust, simultaneously with the closing of the remarketing, an amount equal to the interest that would have accrued on the X-TRAS had they been held by the Trust to the Final Distribution
Date.   Upon payment of the Final Distribution to Certificateholders and the
ISDA Amount to the Extension Option Buyer on the Final Distribution Date, the Company shall be entitled to receive any amounts earned in respect of the investment by the Trustee of the Required Remarketing Proceeds and the ISDA Amount in Permitted Investments pursuant to clause (iv) below. In the event the X-TRAS are remarketed, the Company shall have no obligation to pay the principal amount of the X-TRAS to the Trust on the Initial Stated Maturity. The X-TRAS will be remarketed in accordance with the following procedure (the "Remarketing Procedure"):

         (i) On the Exercise Date and thereafter on the 75th, 60th, 45th, 30th and 15th day prior to the Initial Stated Maturity, Morgan Stanley & Co. Incorporated (or, subsequent to the Exercise Date, such other investment banking institution as may be selected as the Remarketing Agent) will provide the Company with non-binding indications of the interest rate at which and proceeds for which it believes it could remarket the X-TRAS in order to yield the Required Remarketing Proceeds.


         (ii) Morgan Stanley & Co. Incorporated shall act as the Remarketing Agent for the X-TRAS unless, no later than 60 days prior to the Final Distribution Date, the Company shall select another investment banking institution to remarket the X-TRAS.

         (iii) No later than 15 days prior to the Remarketing Deadline, the Remarketing Agent will commence marketing of the X-TRAS to investors.


         (iv) Pricing and closing of the remarketed X-TRAS shall occur at any time within 10 days prior to the Remarketing Deadline, subject to then prevailing market conditions and settlement cycles. The Trustee shall have no obligation to release the X-TRAS for delivery to the purchasers thereof pursuant to this Section 11.01(a) unless the proceeds from such purchase shall at least equal the Required Remarketing Proceeds. Upon completion of the remarketing, the net proceeds thereof, together with the amount equal to the interest that would have accrued on the X-TRAS had they been held by the Trust to the Final Distribution Date payable by the Company pursuant to the first paragraph of this Section 11.01, will be deposited with the Trustee and invested by the Trustee in Permitted Investments pending their distribution on the Final Distribution Date.



         (v) On the Final Distribution Date, the Trustee shall distribute (x) an amount equal to 100% of the aggregate principal amount of the X-TRAS plus accrued interest from the last Interest Payment Date (as defined in the Indenture) until the Final Distribution Date assuming the X-TRAS had been outstanding and held by the Trust until such date to the Certificateholders and (y) an amount equal to the ISDA Amount to the Extension Option Buyer in accordance with the ISDA Master Agreement.


         (vi) The Remarketing Agent will be entitled to underwriter discounts and commissions, payable at settlement of the Remarketing Procedure, which will be determined at the time the Remarketing Procedure is commenced and shall be consistent with then prevailing market practices. In the event that Morgan Stanley & Co. Incorporated purchases the X-TRAS pursuant to clause (ix) below, it shall be entitled to underwriter discounts and commissions, payable at settlement of such purchase, which will be determined at the time it gives notice of its offer pursuant to clause (ix) below and shall be consistent with then prevailing market practices.

         (vii) The Company will cooperate with and provide information reasonably requested by the Remarketing Agent and (in the event of an offer to purchase by Morgan Stanley & Co. Incorporated made pursuant to clause (ix) below) by Morgan Stanley & Co. Incorporated in connection with the remarketing or purchase of the X-TRAS, as applicable, including, without limitation, (A) promptly preparing an offering memorandum or prospectus containing such disclosures as may be required by applicable law and as may be required by the Remarketing Agent or Morgan Stanley & Co. Incorporated, as applicable, in its reasonable judgment, (B) executing and delivering or causing to be executed and delivered legal documentation (including a purchase agreement or underwriting agreement and registration rights agreement with customary indemnities, covenants, representations and warranties, comfort letters and legal opinions) in form and substance reasonably satisfactory to the Remarketing Agent or Morgan Stanley & Co. Incorporated, as applicable, (C) providing promptly upon request updated consolidated financial statements to the date of its latest report filed with the SEC and (D) to the extent the Company and the Remarketing Agent or Morgan Stanley & Co. Incorporated, as applicable, deem reasonably necessary for successful completion of the Remarketing Procedure or the purchase by Morgan Stanley & Co. Incorporated, as applicable, making available senior management of the Company for road show and one-on-one presentations.

         (viii) The Company may, in its sole discretion, elect to cause the X-TRAS to be remarketed by conducting an underwritten offering or private placement thereof on a firm-commitment basis. In such event, the Company shall notify the Remarketing Agent of such request no later than 70 days prior to the Final Distribution Date. The Company acknowledges that in no event shall the Remarketing Agent be deemed by this provision to have made a commitment to underwrite or place the X-TRAS.


         (ix) Regardless of whether it has been selected to act as Remarketing Agent, Morgan Stanley & Co. Incorporated shall at all times be permitted to make an offer, on not less than [five] Business Days' notice, to purchase the X-TRAS on a date not later than the Remarketing Deadline and bearing a reset interest rate specified by Morgan Stanley & Co. Incorporated that would result in proceeds in cash equal to the Required Remarketing Proceeds, which offer the Company and the Trustee shall be required to accept, unless, on or prior to the date for such purchase specified in the notice provided by Morgan Stanley & Co. Incorporated, (A) the Company shall have delivered an irrevocable notice of redemption pursuant to Section 7.01(c) of the Indenture and Section 11.01(b) of this Agreement or (B) any other party shall have remarketed the X-TRAS bearing a reset interest rate less than or equal to that specified by Morgan Stanley & Co. Incorporated for net proceeds in cash equal to the Required Remarketing Proceeds.

         (x) The Trustee shall be entitled to an indemnity, in form and substance reasonably satisfactory to it, from the Company against any loss, liability, damage, claim or expense that it may incur in connection with the Remarketing Procedure, whether or not the X-TRAS are remarketed, including liabilities under the Securities Act, and to contribution from the Company in respect of any payments that the Trustee may be required to make in respect of any such loss, liability, damage, claim or expense. In addition, any definitive documentation executed and delivered in connection with any remarketing of the X-TRAS shall be in form and substance reasonably satisfactory to the Trustee and its legal counsel.


         (xi) The remarketed X-TRAS will bear interest at the reset interest rate commecing upon the date of closing of the remarketing. For the avoidance of doubt, holders of the remarketed X-TRAS shall not be entitled to receive any interest thereon for any period prior to the date of closing of the remarketing.


         (b) If the X-TRAS are extended until the Extended Stated Maturity, the Company may, in lieu of permitting the X-TRAS to be remarketed, exercise its option under Section 7.01(c) of the Indenture to redeem the X-TRAS, in whole, on the Final Distribution Date, by irrevocable notice given to the Indenture Trustee, the Trustee, the Extension Option Buyer, Morgan Stanley & Co. Incorporated and the Calculation Agent not later than the Remarketing Deadline, at a redemption price equal to the sum of (i) 100% of the aggregate principal amount thereof together with accrued interest, if any, thereon to the Final Distribution Date plus (ii) the ISDA Amount as of the Exercise Date as calculated by the Calculation Agent and notified to the Company, the Indenture Trustee and the Trustee within five Business Days thereafter, in which case the
X-TRAS will not be remarketed.   Out of such amount, the Trustee will
distribute on the Final Distribution Date (x) an amount equal to 100% of the aggregate principal amount of the X-TRAS plus accrued interest to the Certificateholders and (y) an amount equal to the ISDA Amount to the Extension Option Buyer in accordance with the ISDA Master Agreement.


         (c) If the X-TRAS are extended until the Extended Stated Maturity and the Trustee does not receive on or prior to the Remarketing Deadline an amount in cash equal to sum of (i) 100% of the aggregate principal amount of the X-TRAS plus accrued interest to the Final Distribution Date plus (ii) the ISDA Amount because the X-TRAS have not been successfully remarketed and the Company has not exercised its option under Section 7.01(c) of the Indenture to redeem the X-TRAS, the Trustee shall exercise its option to require the Company to repurchase (the "Put Option"), on the Final Distribution Date, all of the outstanding X-TRAS at a purchase price equal to 100% of the aggregate principal amount of and accrued interest on the X-TRAS to the Final Distribution Date. The Trustee will distribute such entire amount to the Certificateholders.

         Section 11.02. Termination of the Trust. The respective obligations and responsibilities of the Company, the Trust and the Trustee (i) which are for the benefit of the Certificateholders shall terminate upon the distribution to all of the Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Assigned Trust Property and (ii) which are for the benefit of the Extension Option Buyer shall terminate upon the payment to the Extension Option Buyer of all amounts due to it under the ISDA Master Agreement; provided, however, that in no event shall the Trust continue beyond one hundred ten (110) years following the date of the earliest execution of this Trust Agreement.



         Notice of any termination, specifying the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Trustee for payment on the Final Distribution Date and cancellation, shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final Distribution Date specifying (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates in accordance with such notice, the Trustee shall cause to be distributed to Certificateholders such final payments.


         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates after the Regular Distribution Date (or Special Distribution Date, as the case may be) specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the Company.

                                 ARTICLE XII

                          MISCELLANEOUS PROVISIONS

         Section 12.01. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

         Section 12.02. Certificates Nonassessable and Fully Paid. Except as set forth in the last sentence of this Section 12.02, Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates, upon authentication thereof by the Trustee pursuant to Section 3.03, are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Assigned Trust Property, the Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

         Section 12.03. Notices. (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or telecopy, and any such notice shall be effective when delivered or received or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Company, to:

              CMS Energy Corporation
              Fairlane Plaza South, Suite 1100
              Dearborn, MI  48126
              Attention:  Chief Financial Officer and
                          General Counsel
              Facsimile:  (313) 436-9560

         if to the Trust, to:

              CMS Energy X-TRAS Pass Through Trust I
              c/o Wilmington Trust Company
              Rodney Square North
              1100 North Market Street
              Wilmington, DE  19890-0001
              Attention:  Corporate Trust Administration
              Facsimile:  (302) 651-1576
              Telephone:  (302) 651-1000


         (b) The Company or the Trust, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         (c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for Certificateholders shown on the Register kept by the Registrar. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

         (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

         (e) If the Company mails a notice or communication to the Certificateholders, it shall mail a copy to the Trust and to the Paying Agent at the same time.

         (f) Notwithstanding the foregoing, all communications or notices to the Trust shall be deemed to be given only when received by a Responsible Officer of the Trustee.

         (g) The Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Trust hereunder from any Certificateholder or Indenture Trustee.

         Section 12.04. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE CERTIFICATEHOLDERS, THE TRUST AND THE TRUSTEE WITH RESPECT TO THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE PROVISIONS OF SECTIONS 3540 AND 3561 OF TITLE 12 OF THE DELAWARE CODE ANNOTATED SHALL NOT APPLY TO THE TRUST.

         Section 12.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Trust, or of the Certificates or the rights of the Certificateholders thereof.

         Section 12.06. Trust Indenture Act Controls. This Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

         Section 12.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 12.08. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

         Section 12.09. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement, except that each of the Extension Option Buyer and Morgan Stanley & Co. Incorporated (as Remarketing Agent) shall be a third party beneficiary of this Agreement and may enforce the obligations of the Company running in favor of the Extension Option Buyer and Morgan Stanley & Co. Incorporated, as applicable.

         Section 12.10. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.


         Section 12.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.


         Section 12.12. Acceptance of Terms of This Agreement and Indenture. THE RECEIPT AND ACCEPTANCE OF A CERTIFICATE OR ANY INTEREST THEREIN BY OR ON BEHALF OF A CERTIFICATEHOLDER OR ANY BENEFICIAL HOLDER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE CERTIFICATEHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH CERTIFICATE OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH CERTIFICATEHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH CERTIFICATEHOLDER AND SUCH OTHERS.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                        CMS ENERGY CORPORATION




                                        By
                                           ------------------------
                                           Name:
                                           Title:




                                        WILMINGTON TRUST COMPANY
                                          as Trustee



                                        By
                                           ------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                             FORM OF CERTIFICATE



REGISTERED

No. ______________


      THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE CERTIFICATEHOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
      ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO THE COMPANY, (B) TO A QUALIFIED INSTITUTIONAL BUYER, OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC

      OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

                            [GLOBAL CERTIFICATE]

                   CMS ENERGY X-TRAS PASS THROUGH TRUST I

                     CMS ENERGY Pass Through Certificate
                                  Series I

                 Final Distribution Date:   _______ __, 2005

evidencing a fractional undivided interest in a trust, certain property of which includes certain notes of CMS Energy Corporation.


                $________ Fractional Undivided Interest
                representing . _______% of the Trust per $1,000 face amount



         CMS Energy X-TRAS Pass Through Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ___________, for value received, is the registered owner of a $__________ (___________ dollars) Fractional Undivided Interest in the Assigned Trust Property (as defined herein) created pursuant to an Amended and Restated Pass Through Trust Agreement, dated as of ___________ __, 1998 (the "Agreement"), between Wilmington Trust Company (the "Trustee") and CMS Energy, a corporation incorporated under Michigan law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "CMS Energy Pass Through Certificates Series I" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement. By virtue of its acceptance hereof the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement. The property of the Trust includes certain X-TRAS and all rights of the Trust to receive payments under the Indenture, except as set forth therein with respect to the ISDA Amount under the ISDA Master Agreement (the "Assigned Trust Property").


         The Certificates represent fractional undivided interests in the Assigned Trust Property, and have no rights, benefits or interest in respect of any assets or property other than the Assigned Trust Property.

         Subject to and in accordance with the terms of the Agreement and the Indenture from and to the extent of funds then available to the Trustee, in respect of the Assigned Trust Property, there will be distributed on each _____ __ and _______ __ (a "Regular Distribution Date"), commencing on ______, 1998, to the Person in whose name this Certificate is registered at the close of business on the first day of the calendar month (whether or not a Business Day) preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the X-TRAS due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Assigned Trust Property evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Indenture, in the event that Special Payments on the X-TRAS are received by the Trustee, from funds in respect of the Assigned Trust Property then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the X-TRAS, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.


         Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trust specified in such notice.

         THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         Reference is hereby made to the further provisions of this Certificate set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



Dated:                                  CMS ENERGY X-TRAS(sm)
                                          PASS THROUGH TRUST 1997-1



                                        By:  Wilmington Trust Company




Attest:                                 By: _____________________________
                                            Name:
                                            Title:




____________________
Authorized Signature

            [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


                   This is one of the Certificates referred
                    to in the within-mentioned Agreement.



                                        WILMINGTON TRUST COMPANY
                                           not in its individual capacity but
                                           solely as Trustee




                                           By:________________________________
                                                     Authorized Officer

                          [REVERSE OF CERTIFICATE]


         The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their affiliates. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Assigned Trust Property and only to the extent that the Trust shall have sufficient income or proceeds from the Assigned Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Assigned Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trust with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Assigned Trust Property. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.


         The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $250,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Assigned Trust Property, as requested by the Certificateholder surrendering the same.


         No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Holder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trust, the Trustee, the Registrar and any agent of the Trust, the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and the Trust, the Trustee, the Registrar or any such agent shall not be affected by any notice to the contrary.

         The obligations and responsibilities for the benefit of the Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Assigned Trust Property.

                           FORM OF TRANSFER NOTICE


         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.
----------------------------------




-------------------------------
-------------------------------
please print or typewrite name and address including zip code of assignee




-------------------------------
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing




-------------------------------
attorney to transfer said Certificate on the books of the Trust with full power of substitution in the premises.





Date:                                   [Name of Transferor
                                        ----------------------------------------



                                                 NOTE:  The signature must
                                                 correspond with the name as
                                                 written upon the face of the
                                                 within-mentioned instrument in
                                                 every particular, without
                                                 alteration or any change
                                                 whatsoever.